Exhibit 2.1

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment No. 1”), dated as of August 15, 2014, by and among Aeroflex Holding Corp., a Delaware corporation (the “Company”), Cobham plc, a public limited company organized under the laws of England and Wales (“Parent”), and Army Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), amends that certain Agreement and Plan of Merger, dated as of May 19, 2014, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

RECITALS

WHEREAS, the Company, Parent, Merger Sub and various other parties are defendants in Acevedo v. Aeroflex Holding Corp., et. al., C.A. No. 9730-VCL and Turberg v. Aeroflex Holding Corporation, et al., Index no. 602528/2014 (collectively, the “Litigation”);

WHEREAS, in connection with the settlement of the Litigation, the Company, Parent, Merger Sub and various other parties have entered into that certain Memorandum of Understanding, dated as of August 15, 2014 (the “Settlement MOU”);

WHEREAS, the Settlement MOU provides, among other things, that the parties hereto will amend the Merger Agreement as provided for in this Amendment No. 1; and

WHEREAS, Section 9.2 of the Merger Agreement provides that the Merger Agreement may be amended by the parties hereto by written agreement executed and delivered by duly authorized officers of the respective parties.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      The term “Company Termination Fee” is hereby amended by replacing the reference to “$32,000,000” therein with “$18,000,000”.

2.                                      Clause (A) of Section 6.2(d) of the Merger Agreement is hereby amended by replacing the reference to “four (4) business days” therein with “three (3) business days”.

3.                                      The proviso at the end of Section 6.2(d) of the Merger Agreement is hereby amended by replacing the reference to “four (4) business days” therein with “three (3) business days”.

4.                                      Unless the context otherwise requires, the term “Agreement” as used in the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

5.                                      Except as expressly provided herein, the Merger Agreement is not amended, modified or otherwise affected by this Amendment No. 1.

6.                                      This Amendment No. 1 may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.  This Amendment No. 1 shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail, .pdf or otherwise as authorized by the prior sentence) to the other parties.

7.                                      This Amendment No. 1 and all disputes between the parties under or related to this Amendment No. 1 or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State of Delaware without regard to the conflicts of laws rules thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.

AEROFLEX HOLDING CORP.

By:	/s/ John Adamovich, Jr.
Name: John Adamovich, Jr.
Title: Senior Vice President and Chief Financial Officer

COBHAM PLC

By:	/s/ Bob Murphy
Name: Bob Murphy
Title: Chief Executive Officer

ARMY ACQUISITION CORP.

By:	/s/ Simon Nicholls
Name: Simon Nicholls
Title: President

[Amendment No. 1 to Agreement and Plan of Merger]